UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 28, 2025, Clearside Biomedical, Inc. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). The notice has no present impact on the listing of the Company’s securities on the Nasdaq Global Market.

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until February 24, 2026 (the “Compliance Date”), to regain compliance with the MVLS Requirement. To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of 10 consecutive business days prior to the Compliance Date. In the event the Company does not regain compliance with the MVLS Requirement prior to the Compliance Date, Nasdaq will notify the Company that its securities are subject to delisting, at which point the Company may appeal the delisting determination to a Nasdaq hearings panel.

The Company intends to actively monitor its MVLS and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. The Company may also pursue transferring the listing of its common stock to The Nasdaq Capital Market.

As previously disclosed, on February 7, 2025, the Company received a notice from the Nasdaq notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market, as the minimum bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). As the Company did not regain compliance with the Minimum Bid Price Requirement within the 180-calendar day grace period set forth by Listing Rule 5810(c)(3)(A), by August 6, 2025, Nasdaq notified the Company by letter dated August 11, 2025, that the Company’s securities are subject to delisting from Nasdaq (the “Staff Determination”) unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company submitted a timely request for a hearing before the Panel. The hearing request has automatically stayed any suspension or delisting of the Company’s securities and, as a result, the Company expects that its common stock will continue to be listed and traded on Nasdaq pending the conclusion of the hearings process. On August 4, 2025, the Company filed a proxy statement seeking approval by its stockholders to effect a Reverse Stock Split (as defined below) in order to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Global Market, or, if transferred, on the Nasdaq Capital Market.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2025, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered one proposal, which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 4, 2025 (the “Proxy Statement”). Of the 78,510,318 shares outstanding as of the record date, 49,164,237 shares, or 62.62%, were present or represented by proxy at the Special Meeting. Set forth below are the results of the matter submitted for a vote of stockholders at the Special Meeting.

Proposal No. 1: Approval of a series of alternate amendments to the Company’s Restated Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of its common stock at a ratio in the range of 1-for-5 to 1-for-15, inclusive (the “Reverse Stock Split”), and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, with such ratio to be determined by the Board in its sole discretion. The votes were cast as follows:

Votes For	Votes Against	Abstained
46,485,055	2,220,186	458,996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer